Exhibit 4.5



                          REGISTRATION RIGHTS AGREEMENT

     Registration Rights Agreement (this "Agreement") dated as of August 7, 2002 between UNITED STATES CELLULAR CORPORATION, a Delaware corporation (the "Company"), and PRIMECO WIRELESS COMMUNICATIONS LLC, a Delaware limited liability company, as Holder ("Holder").


                                    RECITALS

     WHEREAS, pursuant to that certain Note Purchase Agreement dated the date hereof, by and among Company and the Holder (the "Note Purchase Agreement"), the Holder acquired $175,000,000 aggregate principal amount of the Company's 9% Series A Notes due 2032 (the "Notes") and the Company agreed to provide certain rights to the Holder to cause the Notes to be registered pursuant to the Securities Act (as defined herein); and

     WHEREAS, the parties hereto hereby desire to set forth the Holder's rights and the Company's obligations to cause the registration of the Registrable Securities (as defined herein) pursuant to the Securities Act;

     NOW, THEREFORE, in consideration of the acquisition by the Holder of the Notes pursuant to the Note Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

  Section 1. Definitions and Usage.

           As used in this Agreement:

     1.1. Definitions.

     Affiliate. "Affiliate" of a Person means another Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, as further defined under the Securities Act and the rules and regulations thereunder.

     Agent. "Agent" means the principal placement agent on an agented placement of Registrable Securities.

     "commercially reasonable" means a Person's efforts or actions in accordance with reasonable commercial practices and without the payment of any money to any third party except the incurrence of reasonable costs and expenses that are not material in the context of the commercial objectives to be achieved by the subject efforts or actions of such Person.

     Commission. "Commission" shall mean the Securities and Exchange Commission.

     Company Notice Parties. "Company Notice Parties" shall be the notice parties (including counsel) specified in the Purchase Agreement, except that the notice specified to be delivered to Scott H. Williamson shall instead be delivered to the Vice President and Treasurer of Telephone and Data Systems, Inc. at the same address specified in the Purchase Agreement.

     Continuously Effective. "Continuously Effective", with respect to a specified registration statement, shall mean that it shall not cease to be effective and available for Transfers of Registrable Securities thereunder for longer than either (i) any ten (10) consecutive business days, or (ii) an aggregate of fifteen (15) business days during the period specified in the relevant provision of this Agreement.

     Demand Registration. "Demand Registration" shall have the meaning set forth in Section 2.1(i).

     Demanding Holders.  "Demanding Holders" shall have the meaning set forth in
Section 2.1(i).

     Demanding Shelf Holders. "Demanding Shelf Holders" shall have the meaning set forth in Section 2.2(i).

     Demanding Takedown Holders. "Demanding Takedown Holders" shall have the meaning set forth in Section 2.2(ii).

     Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     Holder. "Holder" and "Holders" shall mean PrimeCo Wireless Communications LLC and Transferees of such Holder's Registrable Securities with respect to the rights that such Transferees shall have acquired in accordance with Section 8, at such times as such Persons shall own Registrable Securities.

     Majority Selling Holders. "Majority Selling Holders" means those Selling Holders whose Registrable Securities included in such registration represent a majority of the Registrable Securities of all Selling Holders included therein.

     Note Purchase Agreement. "Note Purchase Agreement" shall have the meaning set forth in the Recitals.

     Notes. "Notes" shall have the meaning set forth in the Recitals.

     Person. "Person" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or other agency or political subdivision thereof or any other entity.

     Purchase Agreement. "Purchase Agreement" shall mean the Purchase and Sale Agreement dated May 9, 2002, as amended as of the date hereof, between the Company and Holder.

     Qualified Purchaser. "Qualified Purchaser" shall mean a purchaser of Notes who, together with all Affiliates of such purchaser, does not acquire or own Notes having an aggregate principal amount of $10,000,000 or more.

     Register, Registered and Registration. "Register", "registered", and "registration" shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering by the Commission of effectiveness of such registration statement or document.

     Registrable Securities. "Registrable Securities" shall mean: (i) the Notes owned by the Holder on the date hereof, and owned by a Holder on the date of determination, (ii) any securities distributed with respect to, or in exchange by the Company for, or in replacement by the Company of, such Notes; and (iii) any securities issued in exchange for Notes in any merger or reorganization of the Company; provided, however, that Registrable Securities shall not include any Notes or securities issued in exchange for Notes which have theretofore been registered and sold pursuant to the Securities Act or which have been sold to the public pursuant to Rule 144, Rule 144A or any similar rule promulgated by the Commission pursuant to the Securities Act, and, provided further, that Registrable Securities shall not include any pass-through or similar securities of a trust or other entity that holds any Notes.

     Registrable Securities then outstanding. "Registrable Securities then outstanding" shall mean, with respect to a specified determination date, the Registrable Securities owned by all Holders on such date.

     Registration Expenses. "Registration Expenses" shall have the meaning set forth in Section 6.

     Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

     Selling Holders. "Selling Holders" shall mean, with respect to a specified registration pursuant to this Agreement, Holders whose Registrable Securities are included in such registration.

     Shelf Prospectus Supplement. "Shelf Prospectus Supplement" shall have the meaning set forth in Section 2.2(ii).

     Shelf Registration. "Shelf Registration" shall have the meaning set forth in Section 2.2(i).

     Transfer. "Transfer" shall mean and include the act of selling, giving, transferring (with or without consideration), distributing, creating a trust (voting or otherwise), effecting a constructive sale, assigning or otherwise directly or indirectly disposing of any security, including any transfer or other disposition upon foreclosure or other exercise of remedies of a secured creditor after an event of default under or with respect to a pledge, hypothecation or other transfer as collateral. The term "constructive sale" means a short sale with respect to a security, entering into or acquiring or selling a derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security, repackaging and reselling such security through a trust or similar structure or entering into any transaction that has substantially the same effect as any of the foregoing.

     Transferee. "Transferee" shall mean and include any Person that acquires securities upon a Transfer.

     Underwriters. "Underwriters" shall mean the underwriters of an underwritten offering.

     Underwriters' Representative. "Underwriters' Representative" shall mean the managing underwriter, or, in the case of a co-managed underwriting, the managing underwriter designated as the Underwriters' Representative by the co-managers.

     Violation. "Violation" shall have the meaning set forth in Section 7.1.

     1.2. Usage.

     (i) References to a Person are also references to its assigns and successors in interest (by means of merger, consolidation or sale of all or substantially all the assets of such Person or otherwise, as the case may be).

     (ii) References to Registrable Securities "owned" by a Holder shall include Registrable Securities beneficially owned by such Person but which are held of record in the name of a nominee, trustee, custodian, or other agent.

     (iii) References to a document are to it as amended, waived and otherwise modified from time to time and references to a statute or other governmental rule are to it as amended and otherwise modified from time to time (and references to any provision thereof shall include references to any successor provision).

     (iv) References to Sections or to Schedules or Exhibits are to sections hereof or schedules or exhibits hereto, unless the context otherwise requires.

     (v) The definitions set forth herein are equally applicable both to the singular and plural forms and the feminine, masculine and neuter forms of the terms defined.

     (vi) The term "including" and correlative terms shall be deemed to be followed by "without limitation" whether or not followed by such words or words of like import.

     (vii) The term "hereof" and similar terms refer to this Agreement as a whole.

     (viii) The "date of" any notice or request given pursuant to this Agreement shall be determined in accordance with Section 13.2.

  Section 2. Demand and Shelf Registration.

     2.1. Demand Registration

     (i) Subject to Section 2.4, on or after the date of this Agreement, if one or more Holders that own an aggregate of 51% or more in aggregate principal amount of the Registrable Securities then outstanding (the "Demanding Holders") shall make a written request to the Company, the Company (with the cooperation of the Demanding Holder) shall cause there to be filed with the Commission a registration statement meeting the requirements of the Securities Act (a "Demand Registration"), and each Demanding Holder shall be entitled to have included therein all or such number of such Demanding Holder's Registrable Securities, as the Demanding Holder shall report in writing; provided, however, that no request may be made pursuant to this Section 2.1 if within four (4) months prior to the date of such request (i) a Demand Registration Statement pursuant to this
Section 2.1 or a Shelf Registration Statement under Section 2.2 shall have been declared effective by the Commission; and provided, further, that no request for a registration shall be made unless the minimum anticipated offering price of the Registrable Securities requested to be included in the Demand Registration, before underwriting discounts and commissions, is $25,000,000, or more. Any request made pursuant to this Section 2.1 shall be addressed to the attention of the Company Notice Parties, and shall specify the number of Registrable Securities to be registered, the intended methods of disposition thereof and that the request is for a Demand Registration pursuant to this Section 2.1(i).

     (ii) After November 30, 2002, Company shall be entitled to postpone for up to 120 days the filing of any Demand Registration Statement otherwise required to be prepared and filed pursuant to this Section 2.1, if the Company determines in its reasonable judgment that such registration or the Transfer of Registrable Securities contemplated thereby would interfere with, or require premature disclosure of, any financing, acquisition, reorganization or other matter involving the Company or any of its Affiliates and the Company promptly gives the Demanding Holders notice of such determination. Notwithstanding anything in this Section 2.1(ii) to the contrary, there shall be no more than two delay periods pursuant to this Section 2.1(ii) and/or Section 2.2(iii) during any consecutive 12-month period during the time in which Holders may request a Demand Registration.

     2.2. Shelf Registration

     (i) Subject to Section 2.4, on or after the date of this Agreement, if one or more Holders that own an aggregate of 51% or more in aggregate principal amount of the Registrable Securities then outstanding (the "Demanding Shelf Holders"), shall make a written request to the Company to have all or any number of such Demanding Shelf Holders' Registrable Securities included in a registration with the Commission in accordance with the Securities Act for an offering on a delayed or continuous basis pursuant to Rule 415 under the

Securities Act (a "Shelf Registration"), the Company (with the cooperation of the Demanding Shelf Holder) shall cause there to be filed with the Commission a Shelf Registration Statement meeting the requirements of the Securities Act and each Demanding Shelf Holder shall be entitled to have included therein all or such number of such Demanding Shelf Holder's Registrable Securities, as the Demanding Shelf Holder shall report in writing; provided, however, that no request may be made pursuant to this Section 2.2(i) if within four (4) months prior to the date of such request a Shelf Registration Statement pursuant to this Section 2.2(i) or a Demand Registration Statement pursuant to Section 2.1 shall have been declared effective by the Commission; and provided further, that no request for a registration shall be made unless the minimum anticipated offering price of the Registrable Securities requested to be included in the Shelf Registration, before underwriting discounts and commissions, is $25,000,000, or more. Any request made pursuant to this Section 2.2(i) shall be addressed to the attention of the Company Notice Parties, and shall specify the number of Registrable Securities to be registered, the intended methods of disposition thereof and that the request is for a Shelf Registration pursuant to this Section 2.2(i). The Company and the Demanding Shelf Holders shall use commercially reasonable efforts to cause the Shelf Registration filed pursuant to the first request pursuant to this Section 2.2(i) to be filed within ten (10) days of the receipt of such request by the Company.

     (ii) Following the effectiveness of a Shelf Registration Statement, one or more Holders (the "Demanding Takedown Holders") shall be entitled to request the Company to file a prospectus or prospectus supplement (a "Shelf Prospectus Supplement") with respect thereto to effect a takedown for an offering of Notes registered thereby; provided, however, that after November 30, 2002, no request may be made pursuant to this Section 2.2(ii) if within four (4) months prior to the date of such request the Company has filed a Shelf Prospectus Supplement pursuant to this Section 2.2(ii) or a Demand Registration Statement pursuant to
Section 2.1 shall have been declared effective by the Commission; and provided further, that no request for a takedown shall be made unless the minimum anticipated offering price of the Registrable Securities requested to be included in the Shelf Prospectus Supplement, before underwriting discounts and commissions, is $25,000,000, or more. Any request made pursuant to this Section 2.2(ii) shall be addressed to the attention of the Company Notice Parties, and shall specify the number of Registrable Securities to be offered, the intended methods of disposition thereof and that the request is for a Shelf Prospectus Supplement pursuant to this Section 2.2(ii).

     (iii) After November 30, 2002, the Company shall be entitled to postpone for up to 120 days the filing of any Shelf Registration Statement otherwise required to be prepared and filed pursuant to Section 2.2(i), and the filing of any Shelf Prospectus Supplement for a takedown thereunder required to be prepared and filed pursuant to Section 2.2(ii), if the Company determines in its reasonable judgment that such registration or takedown or the Transfer of Registrable Securities contemplated thereby would interfere with, or require premature disclosure of, any financing, acquisition, reorganization or other matter involving the Company or any of its Affiliates and the Company promptly gives the Demanding Shelf Holders or the Demanding Takedown Holders notice of such determination. Notwithstanding anything in this Section 2.2(iii) to the contrary, there shall be no more than two delay periods pursuant to Section 2.1(ii) and/or this Section 2.2(iii) during any consecutive 12-month period during the time in which Holders may request a Shelf Registration Statement.

     2.3. Following receipt of a request for a Demand Registration or a Shelf Registration, the Company shall:

     (i) File the registration statement with the Commission as promptly as practicable, and shall use the Company's commercially reasonable efforts to have the registration declared effective under the Securities Act as soon as reasonably practicable, in each instance giving due regard to the need to prepare current financial statements, conduct due diligence and complete other actions that are reasonably necessary to effect a registered public offering.

     (ii) Use the Company's commercially reasonable efforts to keep the relevant registration statement Continuously Effective (x) if a Demand Registration, for up to 90 days or until such earlier date as of which all the Registrable Securities under the Demand Registration statement shall have been disposed of in the manner described in the Registration Statement, and (y) if a Shelf Registration, for two years and, with respect to any takedown from a Shelf Registration Statement, the Shelf Prospectus Supplement relating to such takedown shall be available for use for up to 90 days or until such earlier date as of which all the Registrable Securities under such Shelf Prospectus Supplement shall have been disposed of in the manner described therein.
Notwithstanding the foregoing, if for any reason the effectiveness of a registration pursuant to this Section 2 is suspended or, in the case of a Demand Registration, postponed as permitted by Section 2.1(ii), the foregoing period shall be extended by the aggregate number of days of such suspension or postponement.

     2.4. The Company shall be obligated to effect no more than two Demand Registrations and two Shelf Registrations. For purposes of the preceding sentence, registration shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective or (ii) if after such registration statement has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Selling Holders and such interference is not thereafter eliminated. If the Company shall have complied with its obligations under this Agreement, a right to demand a registration pursuant to this Section 2 shall be deemed to have been satisfied (i) if a Demand Registration, upon the earlier of
(x) the date as of which all of the Registrable Securities included therein shall have been disposed of pursuant to the Registration Statement, and (y) the date as of which such Demand Registration shall have been Continuously Effective for a period of 90 days, and (ii) if a Shelf Registration, upon the effective date of a Shelf Registration, provided no stop order or similar order, or proceedings for such an order, is thereafter entered or initiated.

     2.5. A registration pursuant to Section 2.1 or 2.2 shall be on Form S-3 or any successor form.

     2.6. If any registration pursuant to Section 2 involves an underwritten offering (whether on a "firm", "best efforts" or "all reasonable efforts" basis or otherwise), or an agented offering, the Majority Selling Holders shall have the right to select one or more Underwriters and Underwriters' Representatives to administer such underwritten offering or the Agents for such agented offering from the list of investment banking firms listed on Schedule 2.6 hereto, as such schedule may be amended by the Holders that own an aggregate of 51% or more in aggregate principal amount of the Registrable Securities then outstanding, on the one hand, and the Company, on the other hand. Each such Person so selected shall be reasonably acceptable to the Company.

  Section 3. Other Agreements.

     3.1. The Holders agree not to Transfer any Notes except as permitted by this Agreement. The Holders may Transfer Notes pursuant to this Agreement as follows:

     (i) Pursuant to a Demand Registration Statement or Shelf Registration Statement as set forth in this Agreement, including in the manner and at the times set forth in Section 2; or

     (ii) At any time in a transaction not involving a public offering, subject to restrictions on Transfer under the Securities Act, as described in the Notes.

     3.2. The Holders further agree:

     (i) With respect to any Transfer of the Notes to one or more Persons that are not Qualified Purchasers, whether or not involving a public offering, prior to the Transfer of the Notes, such Person (the prospective Transferee) shall execute and deliver to the Company the agreement attached hereto as Exhibit A to evidence such Person's agreement to be bound as Holders under the terms of this Agreement.

     (ii) Holders may Transfer Notes in any other public offering not under a Demand Registration Statement or Shelf Registration Statement, including, but not limited to, a public offering of pass-through or similar securities of a trust that holds the Notes; provided that such Holders notify the Company Notice Parties in writing at least 20 days prior to the commencement of such offering; and provided, further, that the Company shall be entitled to require such Holders to postpone any such offering for up to 120 days after the receipt of such notice, if the Company determines in its reasonable judgment that such registration or the Transfer of Registrable Securities contemplated thereby would interfere with, or require premature disclosure of, any financing, acquisition, reorganization or other matter involving the Company or any of its Affiliates and the Company promptly gives such Holders notice of such determination. Notwithstanding anything to the contrary to this Agreement, the Company shall have no obligation to register or assist in the registration, structuring or offering of or to pay any costs or expenses related to any trust securities or any other securities that are not Registrable Securities.

     (iii) In any offering of the Notes, whether a private or public offering, including without limitation, an offering of pass-through or similar securities of a trust that holds the Notes or the listing of such securities on an exchange, the name (including any variation) and logo of the Company or any of its Affiliates may not be used without the express prior written consent of the Company or its applicable Affiliate; provided, however, that such consent shall not be required in connection with any offering pursuant to a Demand Registration Statement or Shelf Registration Statement filed with the Commission pursuant to Section 2.1 or 2.2.

     3.3. Holder hereby represents, warrants and covenants with the Company that the Holder has made its own investment decision and relied on the advice of its own advisors with respect to all matters relating to the possibility of any pass-through or similar securities and that neither the Company nor any of its officers, employees, agents or other representatives has provided advice to the Holder or any of its Members with respect to any such matters.

  Section 4.  Registration  Procedures.  Whenever  required  under  Section 2 or
Section 3 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as practicable:

     4.1. Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use the Company's commercially reasonable efforts to cause such registration statement to become effective; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the registration statement and prior to effectiveness thereof, the Company shall furnish to one firm of counsel for the Selling Holders (selected by Majority Selling Holders) copies of all such documents in the form substantially as proposed to be filed with the Commission at least ten (10) business days prior to filing for review and comment by such counsel, which opportunity to comment shall include an absolute right to control or contest disclosure if the applicable Selling Holder reasonably believes that it may be subject to controlling person liability under applicable securities laws with respect thereto.

     4.2. Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act, the Exchange Act and rules and regulations thereunder with respect to the disposition of all securities covered by such registration statement in accordance with the method of disposition set forth in such registration statement. If the registration is for an underwritten offering, the Company shall amend the registration statement or supplement the prospectus whenever reasonably required by the terms of the underwriting agreement entered into pursuant to Section 5.2. Subject to Rule 415 under the Securities Act, if the registration statement is a Shelf Registration, the Company shall amend the registration statement or supplement the prospectus so that it will remain current and in compliance with the requirements of the Securities Act for two years after its effective date. If any event or development occurs as a result of which a registration statement or prospectus with respect to Registrable Securities contains a misstatement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Company shall promptly notify each Selling Holder, amend the registration statement or supplement the prospectus so that each will thereafter comply with the Securities Act and furnish to each Selling Holder of Registrable Securities such amended or supplemented prospectus, which each such Selling Holder shall thereafter use in the Transfer of Registrable Securities covered by such registration statement. Pending such amendment or supplement, each such Selling Holder shall cease making offers or Transfers of Registrable Securities pursuant to the prior prospectus. In the event that any Registrable Securities included in a registration statement subject to, or required by, this Agreement remain unsold at the end of the period during which the Company is obligated to use its commercially reasonable efforts to maintain the
effectiveness  of  such   registration   statement,
the Company may file a post-effective amendment to the registration statement for the purpose of removing such securities from registered status.

     4.3. Furnish to each Selling Holder of Registrable Securities such numbers of copies of the registration statement, any pre-effective or post-effective amendment thereto, the prospectus, including each preliminary prospectus and any amendments or supplements thereto, in each case in conformity with the requirements of the Securities Act and the rules thereunder, and such other related documents as any such Selling Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Selling Holder.

     4.4. Use the Company's commercially reasonable efforts (i) to register and qualify the Registerable Securities covered by such registration statement under such other securities or Blue Sky laws of such states or U.S. jurisdictions as shall be reasonably requested by the Underwriters' Representative or Agent (as applicable, or if inapplicable, the Majority Selling Holders), (ii) to keep such registration or qualification in effect for so long as such registration statement remains in effect, and (iii) to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of the offer and transfer of any of the Registrable Securities in any jurisdiction, at the earliest possible moment; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

     4.5. In the event of any underwritten or agented offering, in connection any offering pursuant to a Demand Registration Statement or Shelf Registration Statement filed with the Commission pursuant to Section 2.1 or 2.2, enter into and perform the Company's obligations under an underwriting or agency agreement (including indemnification and contribution obligations of underwriters or agents), in usual and customary form, with the managing underwriter or underwriters of or agents for such offering, and (i) make such representations and warranties to the Underwriters' Representative or Agent with respect to the business of the Company and its subsidiaries, the registration statement or prospectus, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested and (ii) deliver such documents and certificates as may be reasonably requested by the Selling Holder, its counsel, Underwriters' Representative or Agent, if any, to evidence the continued validity of the representations and warranties of the Company and its subsidiaries made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or similar agreement entered into by the Company. The foregoing actions shall be taken in connection with each closing under such underwriting or similar agreement as and to the extent required thereunder. The Company shall also cooperate with the Majority Selling Holders and the Underwriters' Representative or Agent for such offering in the marketing of the Registrable Securities, including making available, on a commercially reasonable basis, the Company's officers, accountants, counsel, premises, books and records for such purpose, but the Company shall not be required to incur any material out-of-pocket expense pursuant to this sentence.

     4.6. In the event of any underwritten or agented offering, in connection with any offering pursuant to a Demand Registration Statement or Shelf Registration Statement filed with the Commission pursuant to Section 2.1 or 2.2, the Company and members of its management (which shall include the Chief Executive Officer and the Chief Financial Officer or such other members of its management acceptable to the Underwriters' Representative or Agent, if any) shall participate in roadshows and other similar selling efforts as the Underwriters' Representative or Agent, if any, shall reasonably deem to be necessary; provided, however, the Company and members of its management shall not be obligated to participate in more than a total of three roadshows or other similar selling efforts pursuant to this Section 4.6.

     4.7. Promptly notify each Selling Holder of any stop order issued or threatened to be issued by the Commission in connection therewith (and take commercially reasonable actions required to prevent the entry of such stop order or to remove it if entered).

     4.8. Make generally available to the Company's security holders copies of all periodic reports, proxy statements, and other information referred to in
Section 10.1 and an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 90 days following the end of the 12-month period beginning with the first month of the Company's first fiscal quarter commencing after the effective date of each registration statement filed pursuant to this Agreement.

     4.9. Make available for inspection by any Selling Holder, any underwriter participating in such offering and the representatives of such Selling Holder and Underwriter (but not more than one firm of counsel to such Selling Holders), all financial and other information as shall be reasonably requested by them, and provide the Selling Holder, any Underwriter participating in such offering and the representatives of such Selling Holder and Underwriter the opportunity, on a commercially reasonable basis, to discuss the business affairs of the Company with appropriate officers and independent public accountants who have certified the audited financial statements included in such registration statement, in each case all as necessary to enable them to exercise their due diligence responsibility under the Securities Act; provided, however, that any records, information or documents that are designated by the Company as confidential at the time of delivery of such records, information or documents shall be kept confidential by such Persons unless (i) such records, information or documents are in the public domain or otherwise publicly available (other than by reason of breach of this confidentiality provision), (ii) disclosure of such records, information or documents is required by court or administrative order or is necessary to respond to inquires of regulatory authorities, or (iii) disclosure of such records, information or documents, in the reasonable opinion of counsel to such Person, is otherwise required by law or regulation (including without limitation pursuant to the requirements of the Securities Act or regulations promulgated thereunder); provided, however, that in the case of subsections (ii) and (iii) hereof, prior to making such disclosure the Holder shall consult with the Company and its counsel as to the necessity of such disclosure, the timing and content of such disclosure and the nature and wording of such disclosure and shall use its reasonable best efforts to obtain, at the Company's expense, confidential treatment of such records, information or documents, or portions thereof. Also, to the extent possible, the Company shall be given a reasonable opportunity to intervene with the appropriate authorities in order to prevent disclosure of such records, information or documents, or portions thereof.

     4.10. Use the Company's commercially reasonable efforts to obtain a so-called "comfort letter" from its independent public accountants, and legal opinions of counsel to the Company addressed to the Selling Holders, or Underwriters' Representative or Agent, as applicable, in customary form and covering such matters of the type customarily covered by such letters, and in a form that shall be reasonably satisfactory to Majority Selling Holders or Underwriters' Representative or Agent, as applicable. The Company shall furnish to each Selling Holder a signed counterpart of any such comfort letter or legal opinion. Delivery of any such opinion or comfort letter shall be subject to the recipient furnishing such written representations or acknowledgements as are customarily provided by sellers of securities who receive such comfort letters or opinions.

     4.11. Provide and cause to be maintained (including the payment of fees in connection therewith) a trustee, transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement.

     4.12. Use commercially reasonable efforts to cause the Registrable Securities covered by such registration statement (i) to be listed on the New York Stock Exchange or American Stock Exchange for a reasonable period of time after the offering, and (ii) to be registered with or approved by such other United States or state governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders of Registrable Securities to consummate the disposition of such Registrable Securities.

     4.13. Use the Company's commercially reasonable efforts to provide a CUSIP number for the Registrable Securities prior to the effective date of the first registration statement including Registrable Securities.

     4.14. Use commercially reasonable efforts to cause the Registerable Securities covered by a registration statement to be rated with the appropriate rating agencies.

     4.15. Take such other actions as are commercially reasonably required in order to expedite or facilitate the effectiveness of the registration of the Registrable Securities.

  Section 5. Holders' Obligations. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any Selling Holder of Registrable Securities that such Selling Holder shall:

     5.1. Furnish to the Company such information regarding such Selling Holder, the number of the Registrable Securities owned by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Selling Holder's Registrable Securities, and to cooperate with the Company in preparing such registration; and

     5.2. Agree to sell their Registrable Securities to the underwriters at the same price and on substantially the same terms and conditions as the other Persons on whose behalf the registration statement was being filed have agreed to sell their securities, and to execute the underwriting agreement agreed to by the Majority Selling Holders.

  Section 6. Expenses of Registration. The Selling Holders shall bear and pay all expenses incurred in connection with any registration, filing, or qualification of Registrable Securities with respect to any Demand Registrations or Shelf Registrations for each Selling Holder, including all registration, filing and National Association of Securities Dealers, Inc. fees, all rating agency fees, stock exchange listing fees, all fees and expenses of complying with securities or blue sky laws (including fees and expenses of underwriters counsel), all word processing, duplicating and printing expenses, messenger and delivery expenses, the reasonable fees and disbursements of counsel for the Selling Holders, and of the Company's independent public accountants, including the expenses of "cold comfort" letters required by or incident to such performance and compliance, (the "Registration Expenses"), any fees and disbursements of underwriters, and including all underwriting discounts and commissions relating to Registrable Securities (which shall be paid on a pro rata basis by the Selling Holders), including any expenses of any registration proceeding begun pursuant to Section 2 if the registration is subsequently withdrawn at the request of the Majority Selling Holders; provided that the Company shall pay all costs and expenses that the Company determines to incur on its own behalf in its sole discretion, including (i) the fees and expenses of the trustee under the indenture pursuant to which the Notes are issued and counsel retained by such trustee, (ii) any expenses of the Company incurred to obtain confidential treatment of records, information or documents pursuant to
Section 4.9, and (iii) the fees and expenses of counsel to the Company.

  Section 7. Indemnification; Contribution. If any Registrable Securities are included in a registration statement under this Agreement:

     7.1. To the extent permitted by applicable law, the Company shall indemnify and hold harmless each Selling Holder, each Person, if any, who controls such Selling Holder within the meaning of the Securities Act, and each officer, director, partner, and employee of such Selling Holder and such controlling Person, against any and all losses, claims, damages, liabilities and reasonable expenses (joint or several), including reasonable attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and reasonable expenses arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

     (i) Any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto;

     (ii) The omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

     (iii) Any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law;

provided, however, that the indemnification required by this Section 7.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or expense to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished to the Company by the indemnified party expressly for use in connection with such registration; provided, further, that the indemnity agreement contained in this Section 7 shall not apply to any underwriter to the extent that any such loss is based on or arises out of an untrue statement or alleged untrue statement of a material fact, or an omission or alleged omission to state a material fact, contained in or omitted from any preliminary prospectus if the final prospectus shall correct such untrue statement or alleged untrue statement, or such omission or alleged omission, and a copy of the final prospectus has not been sent or given to such Person at or prior to the confirmation of sale to such Person if such underwriter was under an obligation to deliver such final prospectus and failed to do so. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Selling Holders.

     7.2. To the extent permitted by applicable law, each Selling Holder shall indemnify and hold harmless the Company, each of its directors, each of its officers who shall have signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any other Selling Holder, any controlling Person of any such other Selling Holder and each officer, director, partner, and employee of such other Selling Holder and such controlling Person, against any and all losses, claims, damages, liabilities and reasonable expenses (joint and several), including reasonable attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may otherwise become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and reasonable expenses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Selling Holder expressly for use in connection with such registration; provided, however, that (x) the indemnification required by this Section 7.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if settlement is effected without the consent of the relevant Selling Holder of Registrable Securities, and (y) in no event shall the amount of any indemnity under this Section 7.2 exceed the net proceeds from the applicable offering received by such Selling Holder.

     7.3. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing for which such indemnified party may make a claim under this Section 7, such indemnified party shall deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and disbursements and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time following the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this
Section 7 but shall not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than pursuant to this Section 7. Any fees and expenses incurred by the indemnified party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within thirty (30) days of written notice thereof to the indemnifying party; provided, that such notice is accompanied by an appropriate undertaking to reimburse the indemnifying party if it is ultimately determined that an indemnified party is not entitled to indemnification hereunder. Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses or (ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party and that the assertion of such defenses would create a conflict of interest such that counsel employed by the indemnifying party could not faithfully represent the indemnified party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such action, claim or proceeding, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels). No indemnifying party shall be liable to an indemnified party for any settlement of any action, proceeding or claim without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.

     7.4. If the indemnification required by this Section 7 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this
Section 7:

     (i) The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any Violation has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7.1 and Section 7.2, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

     (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 7.4(i). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     7.5. If indemnification is available under this Section 7, the indemnifying parties shall indemnify each indemnified party to the full extent provided in this Section 7 without regard to the relative fault of such indemnifying party or indemnified party or any other equitable consideration referred to in Section 7.4.

     7.6. The obligations of the Company and the Selling Holders of Registrable Securities under this Section 7 shall survive the completion of any offering of Registrable Securities pursuant to a registration statement under this Agreement, and otherwise.

  Section 8. Transfer of Registration Rights. Rights with respect to Registrable Securities may be Transferred by a Holder to any Person in connection with the Transfer of Registrable Securities to such Person, in all cases, if (x) any such Transferee that is not a party to this Agreement shall have executed and delivered to the Company Notice Parties a properly completed agreement substantially in the form of Exhibit A, and (y) the Transferor shall have delivered to the Company Notice Parties, no later than 15 days following the date of the Transfer, written notification of such Transfer setting forth the name of the Transferor, name and address of the Transferee, and the number of Registrable Securities which shall have been so Transferred.

  Section 9. Holdback. Each Holder entitled pursuant to this Agreement to have Registrable Securities included in a registration statement prepared pursuant to this Agreement, if so requested by the Underwriters' Representative or Agent in connection with an offering of any Registrable Securities, shall not effect any public sale or distribution of Registrable Securities, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act (except as part of such underwritten or agented registration), during the five business days prior to, and during the 90-day period beginning on, the date such registration statement is declared effective under the Securities Act by the Commission, provided that such Holder is timely notified of such effective date in writing by the Company or such Underwriters' Representative or Agent. In order to enforce the foregoing covenant, the Company shall be entitled to impose stop-transfer instructions with respect to the Registrable Securities of each Holder until the end of such period.

  Section 10. Covenants of the Company. The Company hereby agrees and covenants as follows:

     10.1. The Company shall file as and when applicable, on a timely basis, all reports required to be filed by it under the Exchange Act. If the Company is not required to file reports pursuant to the Exchange Act, upon the request of any Holder of Registrable Securities, the Company shall make publicly available the information specified in subparagraph (c)(2) of Rule 144 of the Securities Act, and take such further action as may be reasonably required from time to time and as may be within the reasonable control of the Company, to enable the Holders to Transfer Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A under the Securities Act or any similar rule or regulation hereafter adopted by the Commission.

     10.2. The Company shall not, directly or indirectly, (x) enter into any merger, consolidation or reorganization in which the Company shall not be the surviving corporation or (y) Transfer or agree to Transfer all or substantially all the Company's assets, unless prior to such merger, consolidation, reorganization or asset Transfer, the surviving corporation or the Transferee, respectively, shall have agreed in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to "Registrable Securities" shall be deemed to include the securities, if any, which the Holders of Registrable Securities would be entitled to receive in exchange for Registrable Securities pursuant to any such merger, consolidation or reorganization.

     10.3. The Company shall use its commercially reasonable efforts to cause the Registrable Securities covered by a registration statement to be rated with the appropriate rating agencies.

  Section 11. Amendment, Modification and Waivers; Further Assurances.

     (i) This Agreement shall not be amended or modified except by written instrument duly executed by each of the parties hereto which, in the case of the Company, shall require the signature of the Chairman of the Company or other person so authorized by the Chairman of the Company or the Company's Board of Directors.

     (ii) No waiver of any terms or conditions of this Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision.

     (iii) Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.

  Section 12. Assignment; Benefit. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, assigns, executors, administrators or successors. A Holder may Transfer its rights hereunder to a successor in interest to the Registrable Securities owned by such assignor only as permitted by Section 8.

  Section 13. Miscellaneous.

     13.1. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

     13.2. Notices. All notices and requests given pursuant to this Agreement shall be in writing and shall be made by hand-delivery, first-class mail (registered or certified, return receipt requested), confirmed facsimile or overnight air courier guaranteeing next business day delivery to the relevant address specified in the Purchase Agreement or in the relevant agreement in the form of Exhibit A whereby such party became bound by the provisions of this Agreement. Except as otherwise provided in this Agreement, the date of each such notice and request shall be deemed to be, and the date on which each such notice and request shall be deemed given shall be: at the time delivered, if personally delivered or mailed; when receipt is acknowledged, if sent by facsimile; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next business day delivery.

     13.3. Entire Agreement; Integration. This Agreement supersedes all prior agreements between or among any of the parties hereto with respect to the subject matter contained herein, and embodies the entire understanding among the parties relating to such subject matter.

     13.4. Injunctive Relief. Each of the parties hereto acknowledges that in the event of a breach by any of them of any material provision of this Agreement, the aggrieved party may be without an adequate remedy at law. Each of the parties therefore agrees that in the event of such a breach hereof the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach hereof. By seeking or obtaining any such relief, the aggrieved party shall not be precluded from seeking or obtaining any other relief to which it may be entitled.

     13.5. Section Headings. Section headings are for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

     13.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which shall together constitute one and the same instrument. All signatures need not be on the same counterpart.

     13.7. Severability. If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining provisions of this Agreement, unless the result thereof would be unreasonable, in which case the parties hereto shall negotiate in good faith as to appropriate amendments hereto.

     13.8. Consent to Jurisdiction. Each of the Parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in connection with any dispute that arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court unless venue would not be proper under rules applicable in such courts. Each of the Parties agrees that service of process by which any action is begun in any court referred to in this Section 13.8 shall be effective if notice is delivered in accordance with Section 13.2 and hereby irrevocably and unconditionally waives any objection to the validity and effectiveness of such service of process. Nothing contained herein shall affect the right of the Parties to serve process in any other manner permitted by law.

     13.9. Termination. This Agreement may be terminated at any time by a written instrument signed by the parties hereto. Unless sooner terminated in accordance with the preceding sentence, this Agreement (other than Section 7 hereof) shall terminate in its entirety on the earlier of (i) four (4) years after the date hereof or (ii) such date as there shall be no Registrable
Securities outstanding, provided that any Notes previously subject to this Agreement shall not be Registrable Securities following the sale of any such Notes in an offering registered pursuant to this Agreement; and provided, further, that this Agreement shall terminate with respect to any Registrable Securities that are Transferred to a trust or other entity that issues pass-through or similar securities.

     13.10. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees (including any fees incurred in any appeal) in addition to its costs and expenses and any other available remedy.

     13.11. No Third Party Beneficiaries. Nothing herein expressed or implied is intended to confer upon any Person, other than the parties hereto or their respective permitted assigns, successors, heirs and legal representatives, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first written above.



                               UNITED STATES CELLULAR CORPORATION
                               a Delaware corporation


                                    By: /s/ LeRoy T. Carlson, Jr.
                                        --------------------------
                                        LeRoy T. Carlson, Jr.
                                        Chairman


                                    By: /s/ Kenneth R. Meyers
                                        --------------------------
                                        Kenneth R. Meyers
                                        Executive Vice President - Finance
                                        (Chief Financial Officer) and Treasurer

                               PRIMECO WIRELESS COMMUNICATIONS LLC


                                    By: /s/ Andrew J. Howard
                                        --------------------------
                                        Andrew J. Howard
                                        Authorized Representative
















                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT